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                           SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                        of 1934 [Amendment No. ______]


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[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SAFETY-KLEEN CORP.
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               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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On February 26, 1998, Philip Services Corp.
issued the following press release:

Company Press Release

Philip Services Corp.: Safety-Kleen Adjourns Vote on Merger Agreement with SK Parent

HAMILTON, Ontario--(BUSINESS WIRE)--Feb. 26, 1998--Philip Services Corp (NYSE:PHV - news: TSE:PHV - news: ME:PHV - news: NYSE:PHV - news) Philip Services Corp. today announced that Safety-Kleen Corp. [NYSE:SK - news] has adjourned to March 9, 1998 its special meeting of shareholders regarding the approval of the merger agreement with SK Parent Corp., a company owned equally by Philip, affiliates of Apollo Management, L.P. and affiliates of The Blackstone Group.

"We remain committed to SK Parent's US$27 per share merger agreement and look forward to the shareholder vote," said Allen Fracassi, President and Chief Executive Officer. "This adjournment will provide additional time to solicit proxies in favor of the merger and will allow the shareholders of Safety-Kleen the opportunity to cast a fully informed vote."

Philip Services is an integrated metals and industrial services company with operations throughout the United States, Canada and Europe. Philip provides steel, copper and aluminum processing and recovery services, together with diversified industrial outsourcing services to all major industry sectors.